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                                                                   Exhibit 23.3



                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------



The Board of Directors
Pearle, Inc.:



We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. The report of KPMG Peat Marwick LLP refers to a change in accounting for income taxes in 1994.



                                                /s/ KPMG Peat Marwick LLP

                                                KPMG Peat Marwick LLP

Dallas, Texas
December 17, 1996